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EXHIBIT 23.4

[Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

                                November 12, 2003

Biogen, Inc.
15 Cambridge Center
Cambridge, Massachusetts 02142

Ladies and Gentlemen:

        Reference is made to our opinion, dated November 12, 2003, addressed to Biogen, Inc. ("Biogen") regarding certain tax matters, delivered in connection with the Merger (as defined and described in the Agreement and Plan of Merger, dated as of June 20, 2003, by and among IDEC Pharmaceuticals Corporation ("IDEC"), Bridges Merger Corporation, a direct wholly-owned subsidiary of IDEC, and Biogen).

        We hereby consent to the filing of such opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement of IDEC, file number 333-107098 (the "Registration Statement"), and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the Joint Proxy Statement/Prospectus of IDEC and Biogen included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                Very truly yours,

                /s/  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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  EXHIBIT 23.4